EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2013, with respect to the consolidated financial statements and internal control over financial reporting in the Annual Report of Assisted Living Concepts, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Assisted Living Concepts, Inc. on Form S-8 (File No. 333-159269, effective May 15, 2009).

GRANT THORNTON LLP
Milwaukee, Wisconsin
March 14, 2013